Exhibit 99.1

J.L. HALSEY REPORTS FIRST QUARTER REVENUE OF $8.4 MILLION;

•                  Two Acquisitions Completed During Quarter

•                  Revenue More than Doubles Year-Over-Year

•                  Hosted Email Revenues Grow 52 Percent

(WILMINGTON, DE), November 15, 2006—J.L. Halsey Corporation (OTCBB: JLHY.OB) today reported results for the first quarter of fiscal 2007. The results for the first quarter of 2007 reflect the acquisitions of EmailLabs, which occurred on October 11, 2005, and ClickTracks Analytics, Inc., and Hot Banana Software, Inc., both of which occurred on August 18, 2006.

For the quarter ended September 30, 2006, J.L. Halsey reported revenues of $8.4 million compared with revenues of $3.5 million in the same period a year ago. The company reported a net loss on a GAAP basis of $445,000, or $0.01 per share, in the first quarter of 2007 compared with net income of $526,000, or $0.01 per diluted share, in the same period a year ago. Net income on a non-GAAP basis for the first quarter of 2007 was $632,000, or $0.01 per diluted share, compared with net income on a non-GAAP basis of $841,000, or $0.01 per diluted share, in the first quarter of 2006. Non-GAAP net income excludes amortization of intangibles related to the company’s acquisitions of $903,000 and $392,000 in the first quarter of 2007 and 2006, respectively. In addition, non-GAAP net income excludes stock-based compensation expense of $139,000 and $53,000 in the first quarter of 2007 and 2006, respectively.

“Our financial performance in the first quarter of 2007 reflects the acquisitions of EmailLabs, ClickTracks and Hot Banana, and a more than 50 percent increase in hosted software revenues at Lyris and EmailLabs as we continue to realize our strategy to drive growth from that part of our business. In addition, we experienced a 31 percent increase in year-over-year revenues at EmailLabs and Lyris,” noted David Burt, chief executive officer of J.L. Halsey.  “Our operating expenses reflect increased spending for product development and marketing programs,” he added.

Overall, J.L. Halsey reported that 66 percent of its first quarter 2007 revenues were generated by hosted software activities, while licensed software sales contributed 19 percent and maintenance and services contributed 15 percent.

“The first quarter of 2007 was a milestone quarter for our company,” Burt continued. “During the quarter, we transitioned from a company focused solely on email marketing to one that is able to offer small-medium sized business (SMB) digital marketers a broader set of tools they need to optimize their online marketing.

“We accomplished three goals during the quarter,” he continued. They included the acquisition of ClickTracks, an award-winning provider of Web analytics to the SMB market, and the acquisition of Hot Banana, an award-winning provider of content-management tools to the SMB market. In addition, we began development of our next generation digital marketing platform, which will help us integrate the tools we provide to digital marketers,” he concluded.

“We have received positive feedback from both customers and industry analysts on the acquisitions of ClickTracks and Hot Banana,” said Loren McDonald, chief marketing officer of Halsey. “At several of our industry’s largest trade shows, customers indicated that integrating their key digital marketing tools would be of great value. These acquisitions, along with our new platform, are significant steps in our strategy to providing customers an easy-to-use set of digital marketing tools,” he noted.

“We were also pleased that both Lyris® Technologies and EmailLabs received high rankings in Jupiter Research’s “Email Marketing Buyer’s Guide, 2006: E-mail Service Provider Evaluation,” he continued.

Non-GAAP Net Income

Non-GAAP net income is a financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Management believes that it may be useful in measuring the company’s operations to exclude amortization of intangibles, stock-based compensation and gains or losses from discontinued operations. Management also believes that non-GAAP net income provides useful supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is a performance measure only and it does not provide any measure of the company’s cash flow or liquidity. Non-GAAP financial measure should not be considered as a substitute for measures of financial performance in accordance with GAAP.

About J.L. Halsey Corporation

J.L. Halsey (OTCBB: JLHY) is a leading eMarketing company that provides technology solutions for marketers at mid-size businesses. Its wholly owned subsidiaries—Lyris Technologies, Email Labs, ClickTracks and Hot Banana—provide a suite of best-of-breed tools for managing email marketing campaigns end-to-end, publishing and managing Web site content, creating landing pages, and optimizing sites based on sophisticated, yet easy-to-use, Web analytics. Clients include Nokia, Adobe, PalmSource, Johns Hopkins University and Jupitermeida. For more information, please visit www.jlhalsey.com, www.lyris.com, www.emailabs.com, www.clicktracks.com, www.hotbanana.com and www.sparklist.com

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Precautionary Statements Regarding Forward-Looking Information

Some of the statements in this press release may include forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA), that reflect our current views with respect to future events and financial performance. These forward-looking statements, which may apply to us specifically or the email marketing technology and services industry in general, are made pursuant to the safe harbor provisions of the PSLRA and include estimates and assumptions related to economic, competitive, regulatory, judicial, legislative and other developments. Statements that include the words, “expects,” “intends,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, these are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. Certain risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report on Form 10-K and Quarterly Report on 10-Q under the section entitled, “Business-Risk Factors.” This section, along with other sections of our reports filed with the Securities and Exchange Commission, describes some, but not all, of the factors that could actual results to differ significantly from management’s expectations and have a material adverse effect on the businesses, financial condition and common stock of the company. This list of factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our filings with the SEC available at www.sec.gov. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

If one or more of these risks or uncertainties materialize, or if our underlying assumptions otherwise prove to be incorrect, our actual results may vary materially from what we project. Any forward-looking statements you read in this news release reflect our views as of the date of this press release with respect to future events, and are subject to these and other risks, uncertainties and assumptions relating to our operations, financial condition, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

Contacts:

Richard McDonald

Director, Investor Relations

J.L. Halsey Corporation

(610) 688-3305

Rmcdon8848@earthlink.net

Loren T. McDonald

Chief Marketing Officer

J.L. Halsey

(650) 388-3542

loren@emaillabs.com

Neal Rosen

Kalt Rosen & Co.

(415) 397-2686

Rosen@KRC-IR.com

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J. L. Halsey Corporation
Condensed Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended September 2007
	GAAP Results	Share Based Compensation Expense	Amortization of Intangibles	Gain on Discontinued Operations	Non-GAAP Results

Software and services revenue	$8,376				$8,376
Cost of revenues	2,549	(28)	(505)		2,016

Gross profit	5,827	28	505		6,360
Operating expenses:
General and administrative expenses	2,736	(72)			2,664
Research & development	586	(5)			581
Sales & marketing	2,015	(34)			1,981
Amortization of intangibles	398		(398)
Income (loss) from operations	92	139	398		1,134
Interest income	14				14
Interest expense	(454)				(454)
Income (loss) from continuing operations before income taxes	(348)	139	903		694
Income tax provision	62				62
Net income (loss) from continuing operations	(410)	139	903	—	632
Gain (loss) on disposal of discontinued operations, net of tax	(35)			35	—
Net income (loss)	(445)	139	903	35	632
Net income (loss) per share basic and diluted	$(0.01)				$0.01

Shares used to compute net income (loss) per share:
Basic	84,547,288				84,547,288
Diluted	84,547,288				84,547,288

Use of Non-GAAP Financial Measures

This press release discloses non-GAAP measures of net income and earnings per share which are not  financial measures prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”).  Management believes that these non-GAAP measures can be useful  for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable,  share based compensation expense, amortization of intangibles and gains or losses on discontinued operations.  However, these measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP.  Prior period non-GAAP amounts have been restated to exclude the effects of share based compensation.

J. L. Halsey Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended September 2006
	GAAP Results	Share Based Compensation Expense	Amortization of Intangibles	Gain on Discontinued Operations	Non-GAAP Results
Software and services revenue	$3,527				$3,527
Cost of revenues	988	(10)	(205)		773

Gross profit	2,539	10	205		2,754
Operating expenses:
General and administrative expenses	1,345	(39)			1,306
Sales & marketing	376	(4)			372
Amortization of intangibles	187		(187)
Income (loss) from operations	631	53	187		1,076
Interest income	29				29
Interest expense	(141)				(141)
Income (loss) from continuing operations before income taxes	519	53	392		964
Income tax provision	123				123
Net income (loss) from continuing operations	396	53	392	—	841
Gain (loss) on disposal of discontinued operations, net of tax	130			(130)	—
Net income (loss)	526	53	392	(130)	841
Net income (loss) per share basic and diluted	$0.01				$0.01

Shares used to compute net income (loss) per share:
Basic	82,966,396				82,966,396
Diluted	86,118,412				86,118,412

Use of Non-GAAP Financial Measures

This press release discloses non-GAAP measures of net income and earnings per share which are not  financial measures prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”).  Management believes that these non-GAAP measures can be useful  for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable,  share based compensation expense, amortization of intangibles and gains or losses on discontinued operations.  However, these measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP.  Prior period non-GAAP amounts have been restated to exclude the effects of share based compensation.